UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On January 6, 2022, Paul B. Kusserow, the Chief Executive Officer and Chairman of the Board of Amedisys, Inc. (the “Company”), informed the Board of Directors (the “Board”) of the Company that he will retire as Chief Executive Officer effective April 15, 2022 (the “Retirement Date”). Mr. Kusserow will continue to serve as Chairman of the Board following the Retirement Date.

Also on January 6, 2022, the Board appointed Christopher T. Gerard, currently the President and Chief Operating Officer of the Company, to serve as the Company’s President and Chief Executive Officer beginning on the Retirement Date. Mr. Gerard will cease serving as Chief Operating Officer effective on the Retirement Date. On January 6, 2022, the Board voted to increase the number of directors of the Company to ten and elected Mr. Gerard as a director, all effective on the Retirement Date. Mr. Gerard will not serve on any committees of the Board.

Mr. Gerard, 54, has served as President of the Company since February 2021 and Chief Operating Officer since January 2017. He previously served as President for the South Central Region of Kindred at Home, a division of Kindred Healthcare, Inc., a healthcare services company, from 2015 to 2016. Prior to his role as Regional President, Mr. Gerard was the Chief Operating Officer at Kindred at Home from 2014 to 2015. Mr. Gerard joined Kindred in 2012 as Regional Vice President when Kindred acquired IntegraCare Holdings, Inc., a home health, hospice and community care agency based in Grapevine, Texas. Mr. Gerard was an original founder of IntegraCare in 1998 and served as its President and Chief Executive Officer from 2007 to 2012.

Other than as set forth in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Gerard and any other person pursuant to which Mr. Gerard was appointed as an officer and elected as a director. Mr. Gerard does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Gerard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Compensation Arrangements

On December 16, 2021, the Amended and Restated Employment Agreement by and among the Company, Mr. Kusserow, and Amedisys Holding, L.L.C., dated as of September 27, 2018, as amended by Amendment to Amended and Restated Employment Agreement, dated as of February 18, 2021 (the “Employment Agreement”), terminated by its terms. Mr. Kusserow’s employment with the Company has continued without a formal employment agreement since the end of the term of the Employment Agreement. On January 6, 2022, the Compensation Committee of the Board (the “Compensation Committee”) approved the terms of the compensation that will be payable to Mr. Kusserow in 2022 (the “2022 Compensation Package”). The 2022 Compensation Package provides for the following compensation for Mr. Kusserow in 2022: (i) a base salary of $900,000, which reflects no change from his current base salary, (ii) no annual bonus, and (iii) a one-time special equity award grant, comprised of a mix of time-based restricted stock units and performance-based restricted stock units valued at $3.5 million, in recognition of Mr. Kusserow’s service to the Company and to incentivize his continued service to the Company.

In addition, on January 6, 2022, the Compensation Committee approved and adopted the Amedisys Holding, L.L.C. Amended and Restated Severance Plan for Chief Executive Officer (the “CEO Severance Plan”), which provides certain severance protections in the event of a qualifying termination of employment of the Chief Executive Officer. The CEO Severance Plan will be applicable to Mr. Kusserow until the Retirement Date. Under the terms of the CEO Severance Plan, if the Chief Executive Officer is terminated by the Company without “Cause” or resigns with “Good Reason” in each case prior to a “Change in Control,” each as defined in the CEO Severance Plan, such Chief Executive Officer will be entitled to an amount equal to two (2) times the sum of (A) the Chief Executive Officer’s base salary, as in effect on the date of employment termination (or in the event a reduction in base salary is a basis for a termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to the cash bonus earned by the Chief Executive Officer for the previous fiscal year or (y) an amount equal to the Chief Executive Officer’s short-term incentive bonus target percentage for the fiscal year in which the termination occurs, multiplied by the Chief Executive Officer’s base salary as in effect on the date of employment termination (or, in the event a reduction in base salary is a basis for termination for Good Reason, then the base salary in effect immediately prior to such reduction), payable in substantially equal monthly installments for a period of 12 months. Further, any unvested equity awards issued in the name of the Chief Executive Officer as of the date of employment termination will vest in accordance with the terms contained in the applicable award agreement for such awards. If the Chief Executive Officer is terminated by the Company without “Cause” or resigns with “Good Reason” in each case within two years following a “Change in Control,” such Chief Executive Officer will be entitled to an amount equal to three (3) times the sum of (A) the Chief Executive Officer’s base salary, as in effect on the date of employment termination (or in the event a reduction in base salary is a basis for a termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to the cash bonus earned by the Chief Executive Officer for the previous fiscal year or (y) an amount equal to the Chief Executive Officer’s short-term incentive bonus target percentage for the fiscal year in which the termination occurs, multiplied by the Chief Executive Officer’s base salary as in effect on the date of employment termination (or, in the event a reduction in base salary is a basis for termination for Good Reason, then the base salary in effect immediately prior to such reduction), payable in a lump sum. Further, any unvested equity awards issued in the name of the Chief Executive Officer as of the date of employment termination will vest in accordance with the provisions of the 2018 Omnibus Incentive Compensation Plan, as amended from time to time, or any successor thereto. The foregoing summary of the CEO Severance Plan is qualified in its entirety by reference to the full text of the CEO Severance Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Effective on the Retirement Date, Mr. Kusserow’s compensation will consist solely of an annual retainer of $325,000, paid monthly, for his service as Chairman of the Board.

The Compensation Committee has not made any decisions regarding Mr. Gerard’s compensation in his role as Chief Executive Officer. The Company will file a separate Current Report on Form 8-K to disclose the terms of Mr. Gerard’s compensation once approved by the Compensation Committee.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On January 10, 2022, the Company issued a press release announcing Mr. Kusserow’s retirement and transition to Chairman of the Board and Mr. Gerard’s appointment as Chief Executive Officer of the Company and a member of the Board of Directors, effective April 15, 2022, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amedisys Holding, L.L.C. Severance Plan for Chief Executive Officer

99.1	Press Release dated January 10, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow Chief Executive Officer and Chairman of the Board

DATE: January 10, 2022